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KPMG
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN 55402



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Minnesota Life Insurance Company and
Contract Owners of Group Variable Annuity Account:



We consent to the use of our reports included herein and to the reference to our Firm under the heading "AUDITORS" in Part B of the Registration Statement.


                                       /s/ KPMG LLP

                                       KPMG LLP


Minneapolis, Minnesota
April 24, 2000